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                                                                     EXHIBIT 28N


                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1999-X
                               February 10, 2000


Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1999-X Supplement dated as of June 1, 1999 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)


     1. The total amount of the distribution to Class A
        Adjusted Certificateholders on the Payment Date
        per $1,000 interest.                                          $4.613

     2. The amount of the distribution set forth in
        paragraph 1 above in respect of principal on the
        Class A Adjusted Certificates, per $1,000
        interest                                                      $0.000

     3. The amount of the distribution set forth in
        paragraph 1 above in respect of interest on the
        Class A Adjusted Certificates, per $1,000
        interest                                                      $4.613

B. Information Regarding the Performance of the Trust

     1. Collections of Receivables
     -----------------------------

     a. The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Investor
        Certificates of all Series                           $724,075,332.44

     b. The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Series 1999-X
        Certificates                                          $15,739,912.15

     c. The aggregate amount of Collections of
        Receivables processed for the Due Period with
        respect to the current Distribution Date which
        were allocated in respect of the Class A
        Certificates                                          $13,772,423.13

     d. The amount of Collections of Receivables
        processed for the Due Period with respect to the
        current Distribution Date which were allocated in
        respect of the Class A Adjusted Certificates, per
        $1,000 interest                                              $18.363

     e. The amount of Excess Spread for the Due Period
        with respect to the current Distribution Date
                                                               $6,508,061.63

     f. The amount of Reallocated Principal Collections
        for the Due Period with respect to the current
        Distribution Date allocated in respect of the
        Class A Certificates                                           $0.00

     g. The amount of Excess Finance Charge Collections
        allocated in respect of the Series 1999-X
        Certificates, if any                                           $0.00
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                                                                   Series 1999-X


     h. The amount of Excess Principal Collections
        allocated in respect of the Series 1999-X
        Certificates, if any                                             $0.00

     2. Receivables in Trust
     -----------------------

     a. Aggregate Principal Receivables for the Due
        Period with respect to the current Distribution
        Date (which reflects the Principal Receivables
        represented by the Exchangeable Seller's
        Certificate and by the Investor Certificates of
        all Series)                                         $15,899,994,464.84

     b. The amount of Principal Receivables in the Trust
        represented by the Series 1999-X Certificates
        (the "Adjusted Invested Amount") for the Due
        Period with respect to the current Distribution
        Date                                                   $857,142,857.00

     c. The amount of Principal Receivables in the Trust
        represented by the Class A Certificates (the
        "Class A Adjusted Invested Amount") for the Due
        Period with respect to the current Distribution
        Date                                                   $750,000,000.00

     d. The Invested Amount for the Due Period with
        respect to the current Distribution Date
                                                               $857,142,857.00

     e. The Class A Invested Amount for the Due Period
        with respect to the current Distribution Date          $750,000,000.00

     f. The Invested Percentage with respect to Finance
        Charge Receivables (including Interchange) and
        Defaulted Receivables for the Series 1999-X
        Certificates for the Due Period with respect to
        the current Distribution Date                                    5.391%

     g. The Invested Percentage with respect to Principal
        Receivables for the Series 1999-X Certificates
        for the Due Period with respect to the current
        Distribution Date                                                5.391%

     h. The Class A Floating Percentage for the Due
        Period with respect to the current Distribution
        Date                                                            87.500%

     i. The Class A Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                            87.500%

     j. The Collateral Floating Percentage for the Due
        Period with respect to the current Distribution
        Date                                                            12.500%

     k. The Collateral Principal Percentage for the Due
        Period with respect to the current Distribution
        Date                                                            12.500%

     3. Delinquent Balances
     ----------------------

        The aggregate amount of outstanding balances in
        the Accounts which were 30 or more days
        delinquent as of the end of the Due Period for
        the current Distribution Date                          $843,779,393.79
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                                                                   Series 1999-X


     4. Investor Default Amount
     --------------------------

     a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due
        Period with respect to the current Distribution
        Date allocable to the Series 1999-X Certificates
        (the "Investor Default Amount")

        1.  Investor Default Amount                           $6,392,438.01
        2.  Recoveries                                          $199,802.31
        3.  Net Default Receivables                           $6,192,635.70

     b. The Class A Investor Default Amount

        1.  Investor Default Amount                           $5,593,383.26
        2.  Recoveries                                          $174,827.02
        3.  Net Default Receivables                           $5,418,556.24

     c. The Collateral Investor Default Amount

        1.  Investor Default Amount                             $799,054.75
        2.  Recoveries                                           $24,975.29
        3.  Net Default Receivables                             $774,079.46

     5. Investor Charge-offs.
     ------------------------

     a. The amount of the Class A Adjusted Investor
        Charge-Offs per $1,000 interest after
        reimbursement of any such Class A Adjusted
        Investor Charge-Offs for the Due Period with
        respect to the current Distribution Date                      $0.00

     b. The amount attributable to Class A Adjusted
        Investor Charge-Offs, if any, by which the
        principal balance of the Class A Adjusted
        Certificates exceeds the Class A Adjusted
        Invested Amount as of the end of the day on the
        Record Date with respect to the current
        Distribution Date                                             $0.00

     c. The amount of the Collateral Charge-Offs,if any,
        for the Due Period with respect to the current
        Distribution Date                                             $0.00

     6. Monthly Servicing Fee
     ------------------------

     a. The amount of the Monthly Servicing Fee payable
        from available funds by the Trust to the Servicer
        with respect to the current Distribution Date
                                                                $178,571.43

     b. The amount of the Interchange Monthly Servicing
        Fee payable to the Servicer with respect to the
        current Distribution Date                               $892,857.14

     7. Available Cash Collateral Amount
     -----------------------------------

     a  The amount, if any, withdrawn from the Cash
        Collateral Account for the current Distribution
        Date (the "Withdrawal Amount")                                $0.00

     b. The amount available to be withdrawn from the
        Cash Collateral Account as of the end of the day
        on the current Distribution Date, after giving
        effect to all withdrawals, deposits and payments
        to be made on such Distribution Date (the
        "Available Cash Collateral Amount" for the next
        Distribution Date)                                    $8,571,429.00
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                                                                 Series:  1999-X


     c. The amount as computed in 7.b as a percentage of
        the Class A Adjusted Invested Amount after giving
        effect to all reductions thereof on the current
        Distribution Date                                               1.143%

     8. Collateral Invested Amount
     -----------------------------

     a. The Collateral Invested Amount for the current
        Distribution Date                                     $107,142,857.00

     b. The Collateral Invested Amount after giving
        effect to all withdrawals, deposits, and payments
        on the current Distribution Date                      $107,142,857.00

     9. Total Enhancement
     ---------------------

     a. The total Enhancement for the current
        Distribution Date

     b. The total Enhancement after giving effect to all
        withdrawals, deposits and payments on the current
        Distribution Date                                     $115,714,286.00

C.  The Pool Factor
-------------------

        The Pool Factor (which represents the ratio of
        the Class A Adjusted Invested Amount on the last
        day of the month ending on the Record Date
        adjusted for Class A Adjusted Investor Charge-
        Offs set forth in B.5.a above and for the
        distributions of principal set forth in A.2 above
        to the Class A Adjusted Initial Invested Amount).
        The amount of a Class A Adjusted
        Certificateholder's pro rata share of the Class A
        Adjusted Invested Amount can be determined by
        multiplying the original denomination of the
        holder's Class A Adjusted Certificate by the Pool
        Factor                                                   100.00000000%

D.  Principal Funding Account
-----------------------------

     1. The Principal Funding Investment Proceeds
        deposited in the Collection Account for the
        current Distribution Date to be treated as Class
        A Available Funds                                               $0.00

     2. The Excess Principal Funding Investment Proceeds
        for the current Distribution Date                               $0.00

     3. The Principal Funding Account Balance as of the
        end of the day on the current Distribution Date                 $0.00

     4. The Deficit Controlled Accumulation Amount for
        the preceding Due Period                                        $0.00

E.  Reserve Account
-------------------

     1. The Reserve Draw Amount for the current
        Distribution Date                                               $0.00

     2. The amount on deposit in the Reserve Account as
        of the end of the day on the current Distribution
        Date (the "Available Reserve Account Amount" for
        the next Distribution Date)                                     $0.00
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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page




                                    First USA Bank, N.A.
                                    Servicer


                                    By: /s/ Tracie Klein
                                        -------------------------
                                            TRACIE KLEIN
                                    Title:  FIRST VICE PRESIDENT